Exhibit 99.1

Crown Announces Leadership Change

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LOS ANGELES, Mar. 26, 2025 – Crown Electrokinetics Corp. (OTC: CRKN) ("Crown" or the "Company”), a leading provider of innovative technology infrastructure solutions that benefit communities and the environment, today announced that Andrew “Andy” Mayer, President of Construction, has submitted his resignation, effective Tuesday, March 25, 2025.

“We thank Andy for his time at Crown and wish him all the best in his future endeavors,” said Doug Croxall, CEO and Chairman, Crown. “Crown remains focused on executing across all areas of our diversified business. Our Smart Windows, Fiber Optics, Water Service Lines, and Water Intake Solutions businesses continue to move forward with great purpose. We will provide an update on the leadership structure and progress within the Crown Construction division at a future date.”

Crown remains committed to delivering long-term value by driving innovation across its critical infrastructure businesses.

About Crown

Crown is an innovative infrastructure solutions provider dedicated to benefiting communities and the environment. Operating across multiple businesses – Smart Windows, and Construction – Crown is developing and delivering cutting edge solutions that are challenging the status quo and redefining industry standards. For more information, please visit www.crownek.com.

Forward Looking Statements

Certain statements in this news release may be "forward-looking statements" (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995) regarding future events or Crown’s future financial performance that involve certain contingencies and uncertainties, including those discussed in Crown’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports Crown files with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” .. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

For more information, please contact:

Investor Relations

ir@crownek.com

Public Relations

pr@crownek.com

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